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                                                                Exhibit 4.14

[SEAL]  Prescribed by
        BOB TAFT, Secretary of State
        30 East Broad Street, 14th Floor
        Columbus, Ohio 43266-0418


                            CERTIFICATE OF AMENDMENT
              BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

                         FOREST CITY ENTERPRISES, INC.
-----------------------------------------------------------------------
                             (Name of Corporation)

                        Charles A. Ratner                   , who is:
-----------------------------------------------------------
                   Chief Executive Officer and

[ ] Chairman of the Board  [X] President  [ ] Vice President (Please check one.)

and                     Thomas G. Smith                    , who is:
    ------------------------------------------------------
    [X] Secretary               [ ] Assistant Secretary (Please check one.)
of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

[X] a meeting of the shareholders was duly called for the purpose of adopting
    this amendment and held on    June 10    , 1997  at which meeting
                               -------------     ---
    a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 66%
                                                                         ----
    of the voting power of the corporation.

[ ] In a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted: RESOLVED: That Section A of Article IV of the
                                        Amended Articles of Incorporation shall
                                        be amended to read as follows:

                                   Article IV
                                 Capital Stock

A.  Authorized Shares
The number of shares which the Corporation is authorized to have issued and outstanding is 71,000,000 shares, consisting of 48,000,000 shares of Class A Common Stock with a par value of $.33 1/3 per share (hereinafter designated "Class A Common Stock"), 18,000,000 shares of Class B Common Stock with a par value of $.33 1/3 per share (hereinafter designated "Class B Common Stock"), and 5,000,000 shares of Preferred Stock without par value (hereinafter designated "Preferred Stock").

        IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this

               24th         day of        June               ,  1997.
        -------------------        -------------------------    ----


By  /s/ Charles A. Ratner               By  /s/ Thomas G. Smith
   --------------------------------        ----------------------------------
   Charles A. Ratner, President and        Thomas G. Smith, Secretary
        Chief Executive Officer

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES, TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.

ISD FORM SHARE